Exhibit 3.2

OCULAR THERAPEUTIX, INC.

BY-LAWS

INTRODUCTION

This document constitutes the By-laws of Ocular Therapeutix, Inc. (the “Corporation”). In the event of any conflict between a provision of these By-laws and the Corporation’s Certificate of Incorporation, as amended and restated from time to time, the Certificate of Incorporation shall control even without a specific reference to the Certificate of Incorporation herein. In the event of a conflict between a provision of these By-laws and the General Corporation Law of the State of Delaware (the “DGCL”), the DGCL will control even without a specific reference to the DGCL.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be located at such place in the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time decide. The registered agent of the Corporation shall be appointed by and serve at the pleasure of the Board.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board, or by the Chairman or the Secretary in the absence of a designation by the Board, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings may be held by remote communication to the extent permitted by the DGCL and other applicable law.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held on such date and time as shall be designated from time to time by the Board, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board or by the Chairman of the Board, and shall be called by the Chairman, at the request in writing of stockholders owning at least a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the Chairman and the Secretary and shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice (or notice by electronic transmission to the extent authorized in Article IV below) of every meeting of the stockholders, stating the place, date and hour of the meeting, the means of remote communication and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Business transacted at any meeting of stockholders shall be limited to the purposes stated in the notice unless otherwise permitted by the DGCL.

Section 5. Stockholder Records. The officer who has charge of the stock ledger of the Corporation shall prepare and make available in the form and with the content, and at the times, required by the DGCL a complete list of the stockholders entitled to vote at the meeting. Such list shall be open to the examination of any stockholder in accordance with the requirements of the DGCL.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. No proxy shall be acted upon after three (3) years from its date unless the proxy provides for a longer period. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Remote Communications. Subject to compliance with the DGCL, if authorized by the Board, and subject to such guidelines as the Board may adopt, stockholders and proxyholders may participate by means of remote communication in any meeting of stockholders and may be deemed present in person and vote at a meeting by remote communication. Any reference to a stockholder being present or acting “in person” shall include participation by such remote communication for all purposes.

Section 9. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or a consent by electronic transmission meeting the requirements of the DGCL, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the Secretary of the Corporation for inclusion in the minutes or for filing in the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written or electronic transmission consent shall be given to those stockholders who shall not have consented in writing or, if consented to by such stockholder, by electronic transmission. The record date for determining stockholders entitled to express such written consent or electronic transmission consent to corporate action, when no prior action by the Board is necessary, shall be the date on which the first written consent or electronic transmission consent is expressed. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided above, a written consent signed by a sufficient number of stockholders to take the action set forth therein is delivered to the Corporation in the manner provided above.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board shall consist of one or more members. The number of directors which shall constitute the whole Board shall be determined by resolution of the Board or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Subject to any limitation which may be contained within the Certificate of Incorporation, the number of directors may be increased at any time by vote of a majority of directors then in office. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Directors need not be stockholders.

Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 5. Special Meetings. Special meetings of the Board may be called by the Board, the Chairman or the President by adequate notice (as described below) to each director by whom such notice is not waived and shall be called by the Chairman, the President or the Secretary in like manner and on like notice on the written request of any two directors, unless the Board consists of only one director, in which case special meetings shall be called by the Chairman, the President or the Secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given, by the Secretary or by another person authorized by the Board, to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be deemed adequately delivered when transmitted at least twenty-four (24) hours before such meeting with the recipient’s receipt acknowledged by a facsimile or electronic transmission report indicating a successful transmission. If by telephone, the notice shall be deemed adequately delivered if given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Article IX hereof.

Section 6. Quorum. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business and, unless otherwise required by law, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Action Without a Meeting; Electronic Transmission. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission. The writings or electronic transmission shall be filed with the minutes or proceedings of the Board. Electronic transmissions shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Telephone Meetings. Members of the Board may participate in a meeting of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9. Committees of Directors. A resolution approved by a majority vote of the directors at a meeting of the Board may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Committees shall be subject at all times to the direction and control of the Board. In the case of all committees:

(a) Each member of a committee must be a member of the Board.

(b) If specifically provided in the resolution constituting the corresponding committee, all of the members of the committee shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the members of the committee present may adjourn a meeting from time to time and reschedule such meeting upon proper notices to the members of the committee, provided, however, that if a quorum is not present at any such rescheduled meeting those members in attendance at such rescheduled meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though the withdrawal of a number of the members originally present leaves less than the proportion or number otherwise required for a quorum.

(c) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

(e) The procedures applicable to the Board in Sections 7 and 8 above and in Article IV hereof shall apply to all committees.

Section 10. Compensation of Directors. Unless otherwise restricted by law or by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation, if any, of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board or any committee and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

Section 11. Removal of Directors. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1. Generally. Subject to Article III, Section 5 hereof, whenever by law or under the provisions of the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile transmission or telephone. In all cases of notices to the directors or stockholders, such notices may be given by electronic transmission if such electronic transmission satisfies the requirements of Section 232 of the DGCL and other applicable sections of the DGCL and, where applicable, the additional requirements of these By-laws.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing (or by electronic transmission if the requirements of the DGCL are satisfied), signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board and shall consist of a Chairman, a President, a Secretary, and a Treasurer and such other officers as the Board may establish and elect from time to time. The Board may also choose one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws provide otherwise.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board. The Board may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these By-laws or as may be specified by the Board in a resolution which is not inconsistent with these By-laws.

Section 5. Chairman of the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board and shall have such others duties and responsibilities as may be assigned to him by the Board. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis. The Board may determine not to elect a Chairman, in which case the President shall perform the duties of the Chairman.

Section 6. President. The President shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman to perform the duties of that office or in the case of a vacancy in that position, the President shall perform the duties of the Chairman, unless otherwise determined by the Board. Unless otherwise determined by the Board, the President shall also serve as the Corporation’s chief executive officer and shall have all the duties and responsibilities of a chief executive officer.

Section 7. Execution of Documents and Action with Respect to Securities of Other Corporations. Each of the Chairman and the President shall have and is hereby given, full power and authority, except as otherwise required by law, or directed by the Board, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, each of the Chairman and the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Chairman or the President is authorized to take under this Section 7, with such limitations as the Chairman or the President may specify; such authority so delegated by the Chairman or the President shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 8. Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board or the President.

Section 9. Secretary and Assistant Secretaries.

(a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board and record all proceedings of the meetings of the stockholders and of the Board. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board. The Secretary shall perform such duties as may be prescribed by the Board or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable.

(b) Assistant Secretaries shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

Section 10. Treasurer and Assistant Treasurers.

(a) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board and shall render to the Board and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

(b) Assistant Treasurers shall assist the Treasurer and, if the Treasurer is unavailable or fails to act, perform the duties and exercise the authorities of the Treasurer.

ARTICLE VI

STOCK

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the President and the Treasurer of the Corporation and shall bear the corporate seal if there shall exist a seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful actions, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

(a) To the fullest extent permitted and in the manner prescribed by the laws of the State of Delaware, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) To the fullest extent permitted and in the manner prescribed by the laws of the State of Delaware, the Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) The Corporation shall indemnify any such director, officer, employee or agent in connection with a proceeding initiated by such director, officer, employee or agent only if such proceeding was authorized by the Board of the Corporation.

(d) The Corporation’s obligation to provide indemnification under this Section 1 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

(e) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article VII Section 1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(f) Any indemnification under subsection (a) and (b) of this Article VII Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 1 of Article VII. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum of disinterested directors is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(g) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Corporation or any person who is or was serving at the request of the Corporation as an officer, director, employee, partner (general or limited), trustee or agent of another enterprise against any liability asserted against him or incurred by him in any such capacity or status whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board.

Section 2. Corporate Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees or by any other person as to matters the director or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. The Board may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 6. Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

AMENDMENTS

These By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the stockholders or the Board, when such power is conferred upon the Board by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-laws.